UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER
PURSUANT TO RULE 13a-16 OR 15d-16

UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of April 2024

Commission File Number:

NewGenIvf Group Limited

36/39-36/40, 13th Floor, PS Tower

Sukhumvit 21 Road (Asoke)

Khlong Toei Nuea Sub-district

Watthana District, Bangkok 10110

Thailand

(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F ☒    Form 40-F ☐

EXPLANATORY NOTE

On April 3, 2024, A SPAC I Acquisition Corp. (“ASCA”), A SPAC I Mini Acquisition Corp. (the then name of NewGenIvf Group Limited), a British Virgin Islands business company (“NewGenIvf”), A SPAC I Mini Sub Acquisition Corp., a Cayman Islands exempted company and wholly-owned subsidiary of NewGenIvf, and NewGenIvf Limited, a Cayman Islands exempted company completed a business combination transaction pursuant to that certain Merger Agreement, dated as of February 15, 2023 (as amended on June 12, 2023, December 6, 2023 and March 1, 2024, the “Merger Agreement”). NewGenIvf’s ordinary shares into which ASCA’s ordinary shares and rights were converted upon completion of the Reincorporation Merger, and NewGenIvf’s warrants to purchase NewGenIvf’s ordinary shares into which ASCA’s warrants to purchase ASCA’s ordinary shares were converted upon completion of the Reincorporation Merger, are deemed registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, by operation of paragraph (a) of Rule 12g-3 thereunder. NewGenIvf hereby reports the succession in accordance with Rule 12g-3(f) under the Exchange Act, on Form 6-K using the EDGAR format type 8-K12B, as notice that NewGenIvf has become a successor issuer to ASCA pursuant to Rule 12g-3(a) under the Exchange Act.

A copy of the joint press release is furnished as Exhibit 99.1 to this Report on Form 6-K.

Other Events

A total of 1,862,085 shares were redeemed in connection with the consummation of the business combination. Each redeemed share will receive approximately $11.16 per share shortly after the closing.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Joint Press Release of the Company and ASCA, dated April 3, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 3, 2024

NewGenIvf Group Limited

By:	/s/ Wing Fung Alfred Siu
Name:	Wing Fung Alfred Siu
Title:	Chief Executive Officer

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